                                                                    EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 531-2058 FAX (631) 531-2759

FOR IMMEDIATE RELEASE                     CONTACT:  DANIEL M. HEALY
                                                    EXECUTIVE VICE PRESIDENT
                                                    CHIEF FINANCIAL OFFICER
                                                    (631) 531-2058

                      NORTH FORK BANCORP REPORTS EARNINGS,
          PER SHARE EARNINGS, ROBUST LOAN GROWTH AND SOLID RETURNS FOR
                           THE SECOND QUARTER OF 2006

MELVILLE, N.Y. - JULY 21, 2006 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) Highlights in the current period include:

      -     Net income of $221 million and diluted earnings per share of $.48.

      - A net interest margin of 3.53%, substantially unchanged from the previous quarter.

      - 39% annualized growth in commercial loans and 35% annualized growth in total loans, excluding residential mortgages.

      - Returns on average tangible equity and average tangible assets of 30.1% and 1.74%, respectively.

      -     A 15 basis point margin improvement on residential loan sales.

      - Declaration of its regular quarterly cash dividend of $.25 cents per common share.

      - Continued reductions in the securities portfolio and residential mortgages.

      - Ongoing progress in connection with the proposed acquisition by Capital One Financial Corporation ("Capital One").

NET EARNINGS AND RETURNS

      Net income for the quarter ended June 30, 2006 was $221 million or $.48 diluted earnings per share compared to $242 million or $.51 diluted earnings per share for the comparable period in 2005. Linked quarter net income and diluted earnings per share improved modestly.

      Net income for the six-month period ended June 30, 2005 was $431 million or diluted earnings per share of $.94 compared to $501 million or diluted earnings per share of $1.06.

      The Company's returns on average tangible equity and assets were 30.1% and 1.74%, respectively in the most recent quarter.

      For the quarter ended June 30, 2006, net interest income and net interest margin were $429.9 million and 3.53%, respectively compared to $417.5 million and 3.56%, respectively for the immediately preceding quarter.

      Net interest income and margin for the six-months ended June 30, 2006 were $847.4 million and 3.55%, respectively compared to $933.4 million and 3.69%, respectively for 2005. The year over year decline reflects the difficult banking and interest rate environment.

LOANS

      Loans held-for-investment at June 30, 2006 amounted to $35.6 billion compared to $32.5 billion in 2005. On a linked quarter basis, loans held-for-investment, excluding residential mortgages, increased by $1.7 billion, an annualized growth rate of 35%. The commercial and industrial segment increased by $613 million, an increase of 47% on an annualized basis. The Company expects the commercial loan growth momentum will continue despite intense pricing competition.

      As expected, non-performing assets declined linked quarter by approximately $19.8 million to $57.7 million. Charge-offs were a modest 7 basis points.

DEPOSITS

      Deposits at June 30, 2006 were $36.8 billion, declining slightly from the previous quarter. Business deposits remain a significant component of total deposits. "We have chosen to be prudent and not seek higher cost deposits in this marketplace," said John Adam Kanas, Chairman, President and Chief Executive Officer.

MORTGAGE BANKING BUSINESS

      The Company's mortgage banking subsidiary, GreenPoint Mortgage, originated $9.9 billion in the quarter, compared to $7.8 billion, linked quarter, and $12.4 billion in the second quarter of 2005. The Company anticipates that origination volume will be strong despite the challenging interest rate environment. The margin on whole loan sales was 130 basis points, a 13% increase linked quarter. Gain on sale of loans was $102.3 million in the quarter compared to $81.7 million in the prior quarter. At June 30, 2006, the mortgage loan pipeline increased to $6.2 billion linked quarter.

      At June 30, 2006, net mortgage servicing rights were $272 million, or 97 basis points of the unpaid principal balance of the related serviced loans.

CASH DIVIDEND

      On June 27, 2006, the Board declared its regular quarterly dividend of $.25 per common share. The dividend will be payable August 15, 2006, to shareholders of record at the close of business on July 28, 2006.

PENDING ACQUISITION

      The Company reported that it was pleased with the progress toward the pending acquisition by Capital One. The special shareholders' meeting to approve the transaction is scheduled for August 22, 2006. It is also subject to customary regulatory approvals. The transaction is expected to close in the fourth quarter of 2006. See ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH CAPITAL ONE below.

                                      *   *   *

      North Fork is a regional bank holding company headquartered in New York with approximately $59 billion in assets conducting commercial and retail banking from more than 350 branch locations in the Tri-State area, with a complementary national mortgage banking business.

                                      *   *   *

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about North Fork's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of North Fork's management regarding future events, many of which by their nature are inherently uncertain and beyond management's control. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause legislative or regulatory changes, actual results to differ from those set forth in these forward-looking statements: changes in the interest rate environment; changes in the securities and real estate markets; increased competition and its effect on pricing, changes in monetary and fiscal policies of the U.S. government, changes in accounting principles, policies, practices or guidelines. Additional factors that could cause North Fork's results to differ materially from those described in the forward-looking statements can be found in the 2005 Annual Report on Form 10-K of North Fork (including under the heading "Forward-Looking Statements"), and in the Quarterly Reports on Form 10-Q of North Fork filed with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). Other risks include the ability to obtain regulatory approvals for the contemplated transaction with Capital One on the proposed terms and schedule; the failure of Capital One or North Fork stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. The forward-looking statements in this press release speak only as of the date of the press release, and North Fork assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH CAPITAL ONE

On March 12, 2006, Capital One Financial Corporation and North Fork Bancorporation, Inc. announced a definitive agreement under which North Fork will merge with Capital One in a stock and cash transaction. Capital One and North Fork stockholders are urged to read the definitive proxy statement/prospectus regarding the proposed merger, which was first mailed to stockholders on or about July 14, 2006, because it contains important information. You may obtain a free copy of the joint proxy statement/prospectus and other related documents filed by Capital One and North Fork with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus and the other documents may also be obtained for free by accessing Capital One's website at www.capitalone.com under the heading "Investors" and then under the heading "SEC & Regulatory Filings" or by accessing North Fork's website at www.northforkbank.com under the tab "Investor Relations" and then under the heading "SEC Filings".

This release does not constitute an offer of securities for sale.

Participants in the Proposed Merger with Capital One

Capital One, North Fork and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the proposed merger with Capital One. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger is set forth in the joint proxy statement/prospectus. You can find information about Capital One's executive officers and directors in Capital One's definitive proxy statement filed with the SEC on March 21, 2005. You can find information about North Fork's executive officers and directors in the definitive joint proxy statement/prospectus. You can obtain free copies of these documents from the Capital One or North Fork using the contact information above.

                         NORTH FORK BANCORPORATION, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED              SIX MONTHS ENDED
                                                              JUNE 30,        JUNE 30,          JUNE 30,      JUNE 30,
(in thousands, except per share amounts)                       2006            2005               2006          2005
                                                          --------------   --------------   -------------   --------------
INTEREST INCOME:
Loans Held-for-Investment                                 $      531,756   $      472,218   $   1,037,492   $      924,435
Loans Held-for-Sale                                               76,088           73,065         139,780          139,913
Mortgage-Backed Securities                                        96,437          133,375         195,952          275,382
Other Securities                                                  29,173           30,124          57,818           59,531
Money Market Investments                                             570              662           1,112            1,395
                                                          --------------   --------------   -------------   --------------
   Total Interest Income                                         734,024          709,444       1,432,154        1,400,656
                                                          --------------   --------------   -------------   --------------

INTEREST EXPENSE:
Savings, NOW & Money Market Deposits                             134,731           82,455         252,164          152,051
Time Deposits                                                     59,658           40,391         119,448           73,857
Federal Funds Purchased and Collateralized Borrowings             89,628          105,238         173,102          204,245
Other Borrowings                                                  20,119           19,287          40,075           37,111
                                                          --------------   --------------   -------------   --------------
   Total Interest Expense                                        304,136          247,371         584,789          467,264
                                                          --------------   --------------   -------------   --------------
   Net Interest Income                                           429,888          462,073         847,365          933,392
Provision for Loan Losses                                          9,000            9,000          18,000           18,000
                                                          --------------   --------------   -------------   --------------
   Net Interest Income after Provision for Loan Losses           420,888          453,073         829,365          915,392
                                                          --------------   --------------   -------------   --------------

NON-INTEREST INCOME:
Mortgage Banking Income                                          105,769           90,680         201,841          201,775
Customer Related Fees & Service Charges                           40,291           41,902          81,394           83,908
Investment Management, Commissions & Trust Fees                    9,127           10,287          18,796           21,358
Other Operating Income                                            22,500           15,378          34,857           29,456
Securities Gains, net                                              4,099           10,884          10,821           15,519
Trading Losses (1)                                               (23,223)               -         (21,070)               -
                                                          --------------   --------------   -------------   --------------
     Total Non-Interest Income                                   158,563          169,131         326,639          352,016
                                                          --------------   ---------------  -------------   --------------

NON-INTEREST EXPENSE:
Employee Compensation & Benefits                                 145,248          139,014         286,559          274,383
Occupancy & Equipment, net                                        51,254           46,949         102,546           92,903
Amortization of Identifiable Intangibles                           8,859            9,133          17,718           18,266
Other Operating Expenses                                          55,310           54,697         112,026          110,894
Merger Related Charges - Capital One                               5,233                -           5,233                -
Settlement Recovery (2)                                          (16,031)               -         (16,031)               -
                                                          --------------   --------------   -------------   --------------
    Total Non-Interest Expense                                   249,873          249,793         508,051          496,446
                                                          --------------   --------------   -------------   --------------
INCOME BEFORE INCOME TAXES                                       329,578          372,411         647,953          770,962
Provision for Income Taxes                                       108,761          130,345         217,008          269,861
                                                          --------------   --------------   -------------   --------------
     Net Income                                           $      220,817   $      242,066   $     430,945   $      501,101
                                                          ==============   ==============   =============   ==============

EARNINGS PER SHARE:
     Basic                                                $         0.49   $         0.52   $        0.95   $         1.07
     Diluted                                              $         0.48   $         0.51   $        0.94   $         1.06

      See accompanying notes appended to the financial data and summaries.

                         NORTH FORK BANCORPORATION, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                 JUNE 30,        MARCH 31,         DECEMBER 31,         JUNE 30,
(in thousands, except per share amounts)                          2006            2006                2005               2005
                                                             ---------------  ---------------    ---------------    ---------------
ASSETS:
Cash & Due from Banks                                        $     1,000,195  $       940,045    $     1,037,406    $       826,921
Money Market Investments                                              22,295          146,962             24,843             38,023
Securities:
   Available-for-Sale                                              9,867,618       10,615,327         11,295,977         12,924,780
   Held-to-Maturity                                                   97,344          101,486            104,210            118,429
                                                             ---------------  ---------------    ---------------    ---------------
      Total Securities                                             9,964,962       10,716,813         11,400,187         13,043,209
                                                             ---------------  ---------------    ---------------    ---------------
Loans:
  Loans Held-for-Sale                                              5,406,341        4,190,465          4,359,267          6,398,119
  Loans Held-for-Investment                                       35,551,560       34,202,653         33,232,236         32,482,774
            Less: Allowance for Loan Losses                          224,571          221,256            217,939            217,872
                                                             ---------------  ---------------    ---------------    ---------------
                  Net Loans Held-for-Investment                   35,326,989       33,981,397         33,014,297         32,264,902
                                                             ---------------  ---------------    ---------------    ---------------
Goodwill                                                           5,918,116        5,918,116          5,918,116          5,888,195
Identifiable Intangibles                                              96,373          105,232            114,091            132,468
Premises & Equipment                                                 447,633          444,546            438,040            426,099
Mortgage Servicing Rights                                            272,543          276,191            267,424            253,482
Accrued Income Receivable                                            213,492          209,458            205,892            205,678
Other Assets                                                         712,896          776,155            837,308            908,593
                                                             ---------------  ---------------    ---------------    ---------------
     Total Assets                                            $    59,381,835  $    57,705,380    $    57,616,871    $    60,385,689
                                                             ===============  ===============    ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
  Demand                                                     $     7,561,888  $     7,440,561    $     7,639,231    $     7,586,939
  Savings, NOW & Money Market                                     21,377,573       22,097,622         20,910,161         21,659,890
  Time                                                             7,875,144        8,155,517          8,067,181          8,219,517
                                                             ---------------  ---------------    ---------------    ---------------
   Total Deposits                                                 36,814,605       37,693,700         36,616,573         37,466,346
                                                             ---------------  ---------------    ---------------    ---------------
Federal Funds Purchased & Collateralized Borrowings               11,249,615        8,820,804          9,700,621         11,387,571
Other Borrowings                                                   1,463,066        1,455,851          1,477,364          1,506,337
                                                             ---------------  ---------------    ---------------    ---------------
      Total Borrowings                                            12,712,681       10,276,655         11,177,985         12,893,908
                                                             ---------------  ---------------    ---------------    ---------------
Accrued Interest Payable                                             135,351          128,822            102,229             81,138
Dividends Payable                                                    116,437          115,880            116,754            105,288
Accrued Expenses & Other Liabilities                                 540,184          544,618            601,089            622,729
                                                             ---------------  ---------------    ---------------    ---------------
      Total Liabilities                                      $    50,319,258  $    48,759,675    $    48,614,630    $    51,169,409
                                                             ---------------  ---------------    ---------------    ---------------

STOCKHOLDERS' EQUITY:
Common Stock, par value $0.01; authorized 1,000,000,000
   shares; issued 480,682,118 shares at June 30, 2006        $         4,807  $         4,807    $         4,806    $         4,792
Additional Paid in Capital                                         6,875,810        6,880,389          7,035,314          7,007,286
Retained Earnings                                                  2,779,501        2,675,536          2,581,047          2,354,784
Accumulated Other Comprehensive Loss                                (207,161)        (167,116)          (108,898)           (21,076)
Deferred Compensation                                                      -                -           (154,772)          (115,160)
Treasury Stock at Cost, 14,934,674 shares at June 30, 2006          (390,380)        (447,911)          (355,256)           (14,346)
                                                             ---------------  ---------------    ---------------    ---------------
      Total Stockholders' Equity                                   9,062,577        8,945,705          9,002,241          9,216,280
                                                             ---------------  ---------------    ---------------    ---------------
      Total Liabilities and Stockholders' Equity             $    59,381,835  $    57,705,380    $    57,616,871    $    60,385,689
                                                             ===============  ===============    ===============    ===============

      See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

                                                                          THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                        JUNE 30,      JUNE 30,          JUNE 30,      JUNE 30,
SELECTED FINANCIAL DATA:                                                  2006           2005            2006            2005
                                                                        --------      --------          --------      --------
(in thousands, except ratios and per share amounts)
PER SHARE:

    Net Income - Basic                                                  $   0.49      $   0.52          $   0.95      $   1.07
    Net Income - Diluted                                                $   0.48      $   0.51          $   0.94      $   1.06
    Average Shares Outstanding - Basic                                   455,279       469,413           454,601       467,953
    Average Shares Outstanding - Diluted                                 460,495       474,909           459,699       474,118
    Cash Dividends                                                      $   0.25      $   0.22          $   0.50      $   0.44
    Dividend Payout Ratio                                                     53%           44%               54%           42%
    Tangible Book Value                                                 $   6.54      $   6.68          $   6.54      $   6.68

SELECTED FINANCIAL DATA:

    Return on Average Total Assets                                          1.52%         1.58%             1.50%         1.66%
    Return on Average Tangible Assets (3)                                   1.74%         1.79%             1.72%         1.89%
    Return on Average Equity                                                9.79%        10.59%             9.65%        11.11%
    Return on Average Tangible Equity (3)                                  30.07%        31.61%            29.92%        33.71%
    Tangible Equity to Tangible Assets                                      5.71%         5.88%             5.71%         5.88%
    Efficiency Ratio (4)                                                   40.69%        36.43%            43.51%        36.19%
    Yield on Interest Earning Assets                                        5.95%         5.46%             5.92%         5.49%
    Cost of Funds                                                           2.96%         2.24%             2.89%         2.14%
    Net Interest Margin                                                     3.53%         3.59%             3.55%         3.69%

                                                                        JUNE 30,      MARCH 31,       DECEMBER 31,    JUNE 30,
                                                                          2006          2006              2005          2005
                                                                        --------      --------        ------------    --------
RISK BASED CAPITAL:
      Tier 1                                                             10.29%        10.01%            10.26%        10.50%
      Total                                                              12.64%        12.40%            12.73%        13.01%
      Leverage Ratio                                                      7.08%         6.86%             6.70%         6.56%

                                                                       JUNE 30,     MARCH 31,       DECEMBER 31,     JUNE 30,
                                                                         2006         2006              2005           2005
                                                                     -----------   -----------      ------------   -----------
QUARTERLY AVERAGE BALANCE SHEET:
Total Assets                                                         $58,400,693   $57,374,851      $ 58,232,383   $61,480,463
Securities                                                            10,718,973    11,114,452        11,786,052    14,556,278
Loans Held-for-Sale                                                    4,978,945     4,295,898         5,221,652     5,754,088
Loans Held-for-Investment                                             34,654,439    33,644,505        32,846,757    32,631,577
Goodwill & Identifiable Intangibles                                    6,019,964     6,028,859         6,034,399     6,024,208
Demand Deposits                                                        7,414,598     7,337,189         7,771,142     7,290,545
Interest Bearing Deposits                                             29,907,110    29,606,505        29,368,629    29,670,895
Federal Funds Purchased & Collateralized Borrowings                    9,845,733     9,332,211         9,740,160    13,095,195
Other Borrowings                                                       1,454,216     1,476,106         1,484,866     1,484,336
Stockholders' Equity                                                   9,044,461     8,971,503         9,157,876     9,170,671
Tangible Stockholders' Equity                                          3,024,497     2,942,644         3,123,477     3,146,463

      See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

BALANCE SHEET COMPONENTS:

The following table presents the composition of the securities portfolio for the periods ended:

(in thousands)                                         JUNE 30,        MARCH 31,         DECEMBER 31,       JUNE 30,
SECURITIES - AVAILABLE-FOR-SALE:                         2006            2006                2005              2005
                                                      ----------      -----------        ------------      -----------
Collateralized Mortgage Obligations                   $6,215,558      $ 6,559,446        $  6,921,074      $ 8,158,319
Agency Pass-Through Certificates                       1,685,025        1,773,735           1,956,487        2,335,485
State & Municipal Obligations                            663,997          858,651             881,238          771,349
Equity Securities                                        724,836          612,219             675,525          693,509
U.S. Treasury & Government Agencies                      184,003          185,872             231,152          277,806
Other Securities                                         394,199          625,404             630,501          688,312
                                                      ----------      -----------        ------------      -----------
  Total Securities Available-for-Sale                 $9,867,618      $10,615,327        $ 11,295,977      $12,924,780
  Total Securities Held-to-Maturity                       97,344          101,486             104,210          118,429
                                                      ----------      -----------        ------------      -----------
    TOTAL SECURITIES                                  $9,964,962      $10,716,813        $ 11,400,187      $13,043,209
                                                      ==========      ===========        ============      ===========

The following table presents the components of the held-for-sale and held-for-investment loan portfolios for the periods ended:

 (in thousands)                                        JUNE 30,         MARCH 31,        DECEMBER 31,        JUNE 30,
LOANS HELD-FOR-SALE:                                     2006             2006               2005              2005
                                                      ----------      -----------        ------------      -----------
Residential Mortgages                                 $4,319,709      $ 3,505,357        $  3,824,547      $ 5,481,104
Home Equity                                            1,035,928          647,542             496,656          852,137
                                                      ----------      -----------        ------------      -----------
  Total                                                5,355,637        4,152,899           4,321,203        6,333,241
Deferred Origination Costs                                50,704           37,566              38,064           64,878
                                                      ----------      -----------        ------------      -----------
  Total Loans Held-For-Sale                           $5,406,341      $ 4,190,465        $  4,359,267      $ 6,398,119
                                                      ==========      ===========        ============      ===========

 (in thousands)                                        JUNE 30,         MARCH 31,        DECEMBER 31,        JUNE 30,
LOANS HELD-FOR-INVESTMENT:                               2006             2006               2005              2005
                                                      -----------     -----------        ------------      -----------
Commercial Mortgages                                  $ 7,079,501     $ 6,538,810        $  6,206,416      $ 5,725,316
Commercial & Industrial                                 5,806,928       5,193,904           4,709,440        3,879,830
                                                      -----------     -----------        ------------      -----------
  Total Commercial                                     12,886,429      11,732,714          10,915,856        9,605,146
Residential Mortgages                                  14,519,282      14,861,680          15,068,443       16,176,829
Multi-Family Mortgages                                  5,134,232       4,827,642           4,821,642        4,485,420
Consumer                                                1,749,383       1,619,812           1,558,782        1,521,869
Construction and Land                                   1,222,981       1,122,917             829,273          653,002
                                                      -----------     -----------        ------------      -----------
  Total                                               $35,512,307     $34,164,765        $ 33,193,996      $32,442,266
Deferred Origination Costs, net                            39,253          37,888              38,240           40,508
                                                      -----------     -----------        ------------      -----------
  Total Loans Held-For-Investment                     $35,551,560     $34,202,653        $ 33,232,236      $32,482,774
                                                      ===========     ===========        ============      ===========

See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

The following tables presents the components of non-performing assets for the periods ended:

                                                                    JUNE 30,       MARCH 31,    DECEMBER 31,     JUNE 30,
(in thousands)                                                        2006           2006          2005            2005
                                                                    --------       ---------    -----------      --------
NON-PERFORMING ASSETS:

Commercial Mortgages                                                $  1,833       $  3,664     $    498         $  6,409
Commercial & Industrial                                                9,384         10,277        7,970            7,768
                                                                    --------       --------     --------         --------
   Total Commercial                                                   11,217         13,941        8,468           14,177
Residential Mortgages                                                 14,219         24,924       19,315           63,979

Multi-Family Mortgages                                                     -            135          550               44
Consumer                                                               1,837          1,771        2,684            2,179
Construction and Land                                                      -              -            -              308
                                                                    --------       --------     --------         --------
  Non-Performing Loans Held-For-Investment                          $ 27,273       $ 40,771     $ 31,017         $ 80,687
  Non-Performing Loans Held-For-Sale                                  27,148         31,201       13,931           45,377
  Other Real Estate                                                    3,255          5,455        4,101           14,557
                                                                    --------       --------     --------         --------
      Total Non-Performing Assets                                   $ 57,676       $ 77,427     $ 49,049         $140,621
                                                                    ========       ========     ========         ========

RATIOS:
Allowance for Loan Losses to Non-Performing Loans
Held-for-Investment                                                      823%           543%         703%             270%
Allowance for Loan Losses to Total Loans Held-for-Investment            0.63%          0.65%        0.66%            0.67%
Non-Performing Loans to Total Loans Held-for-Investment                 0.08%          0.12%        0.09%            0.25%
Non-Performing Assets to Total Assets                                   0.10%          0.13%        0.09%            0.23%
Quarterly Net Charge-offs to Average Loans Held-for-Investment          0.07%          0.07%        0.14%            0.08%

The following table presents the impact of allocating the allowance for loan losses as of June 30, 2006 into our two primary portfolio segments:

                                                                             JUNE 30, 2006
                                                            -------------------------------------------------
                                                                             RESIDENTIAL &      COMMERCIAL &
(dollars in thousands)                                         TOTAL         MULTI-FAMILY     ALL OTHER LOANS
                                                            -----------      -------------    ---------------
Loans Held-for-Investment                                   $35,551,560      $ 19,692,767     $15,858,793
Allowance for Loan Losses                                       224,571            61,223         163,348
Non-Performing Loans Held-for-Investment                         27,273            14,219          13,054

Allowance for Loan Losses to Loans-Held-for-Investment             0.63%             0.31%           1.03%
                                                            ===========      ============     ===========
Allowance for Loan Losses to Non-Performing
Loans  Held-for-Investment                                          823%              431%           1251%
                                                            ===========      ============     ===========

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                          NET INTEREST MARGIN ANALYSIS
                                   (UNAUDITED)

      The following table presents on a linked quarter basis, an analysis of net interest income by each major category of interest earning assets and interest bearing liabilities:

FOR THE THREE MONTHS ENDED:                                  JUNE 30, 2006                                 MARCH 31, 2006
                                                   -------------------------------------       -------------------------------------
                                                     AVERAGE                     AVERAGE         AVERAGE                     AVERAGE
(dollars in thousands )                              BALANCE      INTEREST         RATE          BALANCE      INTEREST        RATE
                                                   -----------    ---------      -------       -----------    --------       -------
INTEREST EARNING ASSETS:
Loans Held-for-Investment                          $34,654,439    $ 534,972        6.19%       $33,644,505    $508,485       6.13%
Loans Held-for-Sale                                  4,978,945       76,088        6.13%         4,295,898      63,692       6.01%
Securities                                          10,718,973      136,500        5.11%        11,114,452     139,340       5.08%
Money Market Investments                                47,343          670        5.68%            45,410         603       5.39%
                                                   -----------    ---------                    -----------    --------
  Total Interest Earning Assets                     50,399,700      748,230        5.95%        49,100,265     712,120       5.88%
                                                   -----------    ---------                    -----------    --------

NON-INTEREST EARNING ASSETS:
Cash and Due from Banks                            $   999,159                                 $ 1,055,709
Other Assets                                         7,001,834                                   7,218,877
                                                   -----------                                 -----------
  Total Assets                                     $58,400,693                                 $57,374,851
                                                   ===========                                 ===========

INTEREST BEARING LIABILITIES:
Savings, NOW & Money Market Deposits               $21,707,006    $ 134,731        2.49%       $21,500,679    $117,433       2.22%
Time Deposits                                        8,200,104       59,658        2.92%         8,105,826      59,790       2.99%
                                                   -----------    ---------                    -----------    --------
  Total Savings and Time Deposits                   29,907,110      194,389        2.61%        29,606,505     177,223       2.43%

Fed. Funds Purchased & Collateralized
  Borrowings                                         9,845,733       89,628        3.65%         9,332,211      83,474       3.63%
Other Borrowings                                     1,454,216       20,119        5.55%         1,476,106      19,956       5.48%
                                                   -----------    ---------                    -----------    --------
  Total Borrowings                                  11,299,949      109,747        3.90%        10,808,317     103,430       3.88%
                                                   -----------    ---------                    -----------    --------
    Total Interest Bearing Liabilities              41,207,059      304,136        2.96%        40,414,822     280,653       2.82%
                                                   -----------    ---------                    -----------    --------
Interest Rate Spread                                                               2.99%                                     3.06%

NON-INTEREST BEARING LIABILITIES:
Demand Deposits                                    $ 7,414,598                                 $ 7,337,189
Other Liabilities                                      734,575                                     651,337
                                                   -----------                                 -----------
 Total Liabilities                                  49,356,232                                  48,403,348
 Stockholders' Equity                                9,044,461                                   8,971,503
                                                   -----------                                 -----------
  Total Liabilities and Stockholders' Equity       $58,400,693                                 $57,374,851
                                                   ===========                                 ===========
Net Interest Income and Net Interest Margin                       $ 444,094        3.53%                      $431,467       3.56%
Less: Tax Equivalent Adjustment                                     (14,206)                                   (13,990)
                                                                  ---------                                   --------
     Net Interest Income                                          $ 429,888                                   $417,477
                                                                  =========                                   ========

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                     MORTGAGE BANKING - QUARTERLY HIGHLIGHTS
                                   (UNAUDITED)

The following table presents the components of the mortgage origination and sale volume for the periods indicated:

                                                                     QUARTERLY HIGHLIGHTS
                                          ----------------------------------------------------------------------------
(Dollars in thousands)                      JUNE 30,        MARCH 31,     DECEMBER 31,    SEPTEMBER 30,     JUNE 30,
COMPARATIVE MORTGAGE LOAN VOLUMES             2006            2006            2005            2005           2005
                                          ------------    ------------    ------------    ------------    ------------
Total Applications Received               $ 18,409,983    $ 15,278,074    $ 15,613,973    $ 17,254,701    $ 21,195,474
                                          ============    ============    ============    ============    ============

LOANS ORIGINATED:

  Specialty Products (a)                  $  4,861,775    $  4,034,289    $  4,787,403    $  4,827,831    $  5,302,469
  Home Equity                                1,281,321       1,002,615       1,114,617       1,280,684       1,566,306
  Jumbo/Agency                               3,746,581       2,734,867       3,488,135       4,302,550       5,553,487
                                          ------------    ------------    ------------    ------------    ------------
      Total Loans Originated              $  9,889,677    $  7,771,771    $  9,390,155    $ 10,411,065    $ 12,422,262
                                          ============    ============    ============    ============    ============

  Pipeline (b)                            $  6,246,558    $  5,722,902    $  5,325,629    $  6,376,081    $  7,594,398
  Interest Rate Lock Commitments (c)         2,670,377       2,498,841       2,386,809       2,349,097       2,891,179
  Loans Held-for-Sale                        5,406,341       4,190,165       4,359,267       4,701,550       6,398,119

LOANS SALES (3):

  Specialty Products                      $  4,162,568    $  4,032,031    $  4,570,651    $  5,061,097    $  4,394,898
  Home Equity                                  755,613         916,017         865,665       1,500,767       1,466,771
  Jumbo/Agency                               2,925,437       2,188,749       3,277,851       4,381,960       3,240,177
                                          ------------    ------------    ------------    ------------    ------------
      Total Loan Sales                    $  7,843,618    $  7,136,797    $  8,714,167    $ 10,943,824    $  9,101,846
                                          ============    ============    ============    ============    ============

AVERAGE MARGIN ON LOAN SALES:

  Specialty Products                              1.64%           1.23%           1.18%           1.13%           1.35%
  Home Equity                                     1.25%           1.69%           1.49%           1.88%           2.05%
   Jumbo/Agency                                   0.84%           0.77%           0.76%           0.65%           0.92%
                                          ------------    ------------    ------------    ------------    ------------
     Average Margin on Loan Sales                 1.30%           1.15%           1.05%           1.04%           1.31%
                                          ============    ============    ============    ============    ============

GAINS ON SALE OF LOANS: (3)

  Specialty Products                      $     68,419    $     49,426    $     53,867    $     56,956    $     59,455
  Home Equity                                    9,413          15,499          12,929          28,172          30,139
  Jumbo/Agency                                  24,484          16,824          24,819          28,459          29,655
                                          ------------    ------------    ------------    ------------    ------------
      Total Gain on Sale of Loans (d)     $    102,316    $     81,749    $     91,615    $    113,587    $    119,249
                                          ============    ============    ============    ============    ============

(a)   Specialty products include: Alt A, No Doc and A minus programs.

(b)   The pipeline represents applications received, but not funded.

(c) Represents commitments to lend where the rates are guaranteed to the borrower for s specific period of time.

(d) Gain on sale of loans for June 30, 2005 differed from amounts reported under generally accepted accounting principles due to a fair value adjustment on loans held-for-sale totaling $(1.3) million

See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                     MORTGAGE BANKING - QUARTERLY HIGHLIGHTS
                                   (UNAUDITED)

The table below presents the components of mortgage banking income for the periods indicated:

                                              THREE MONTHS ENDED         SIX MONTHS ENDED
                                             JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,
(in thousands)                                2006         2005         2006         2005
                                            ---------    ---------    ---------    ---------
Gain on Sale of Loans Held-for-Sale (a)     $ 102,316    $ 120,576    $ 184,064    $ 225,944
Mortgage Banking Fees, net                     22,366       25,666       44,596       51,382
Amortization of Mortgage Servicing Rights     (21,814)     (20,591)     (45,412)     (40,580)
Temporary (Impairment Charge)/Recovery
- Mortgage Servicing Rights                     2,901      (34,971)      18,593      (34,971)
                                            ---------    ---------    ---------    ---------
   Total Mortgage Banking Income            $ 105,769    $  90,680    $ 201,841    $ 201,775
                                            =========    =========    =========    =========

(a) Gain on sale margins on loan sales include the impact of the valuation of mortgage loans held-for-sale and interest rate lock commitments, valuation of derivatives utilized to manage interest rate risk associated with mortgage loan commitments and mortgage loans held-for-sale, and adjustments related to reserves established for representations and warranties.

      See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                    NOTES TO THE FINANCIAL DATA AND SUMMARIES

(1) We have reviewed our accounting treatment for all derivative transactions and determined that certain transactions did not meet the strict requirements of the "short cut" method of accounting under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". As a result, hedge accounting was not appropriate for these transactions since inception and have been reclassified as trading instruments a component of other assets on the accompanying balance sheet. The cumulative market value fluctuation of these derivatives upon reclassification has been recorded as trading losses on the accompanying statement of income.

(2) Represents a release of certain accrued liabilities on corporate guarantees pertaining to the discontinued manufactured housing business we acquired from GreenPoint.

(3) This press release contains certain supplemental financial information, described in the following notes, which has been determined by methods other than Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of the Company's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry.

      Return on average tangible assets and return on average tangible equity, which represent non-GAAP measures are computed, on an annualized basis, as follows:

      - Return on average tangible assets is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total assets less average goodwill and average identifiable intangible assets.

      - Return on average tangible equity is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total stockholders' equity less average goodwill and average identifiable intangible assets.

                                                                      THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                   JUNE 30,        JUNE 30,        JUNE 30,        JUNE 30,
(dollars in thousands)                                               2006            2005            2006            2005
                                                                 ------------    ------------    ------------    ------------
Net Income, as Reported                                          $    220,817    $    242,066    $    430,945    $    501,101
Add: Amortization of Identifiable Intangible Assets,
 Net of Taxes                                                           5,936           5,937          11,784          11,873
                                                                 ------------    ------------    ------------    ------------
      Net Income, as Adjusted                                    $    226,753    $    248,003    $    442,729    $    512,974
                                                                 ============    ============    ============    ============

Average Total Assets                                             $ 58,400,693    $ 61,480,463    $ 57,890,605    $ 60,847,190
Less: Average Goodwill                                              5,918,116       5,886,175       5,918,116       5,883,049
Less: Average Identifiable Intangible Assets                          101,848         138,033         106,271         142,789
                                                                 ------------    ------------    ------------    ------------
   Average Total Tangible Assets                                 $ 52,380,729    $ 55,456,255    $ 51,866,218    $ 54,821,352
                                                                 ============    ============    ============    ============

Average Stockholders' Equity                                     $  9,044,461    $  9,170,671    $  9,008,184    $  9,094,438
Less: Average Goodwill                                              5,918,116       5,886,175       5,918,116       5,883,049
Less: Average Identifiable Intangible Assets                          101,848         138,033         106,271         142,789
                                                                 ------------    ------------    ------------    ------------
   Average Total Tangible Stockholders' Equity                   $  3,024,497    $  3,146,463    $  2,983,797    $  3,068,600
                                                                 ============    ============    ============    ============

 Return on Average Tangible Assets                                       1.74%           1.79%           1.72%           1.89%
 Return on Average Tangible Stockholders'  Equity                       30.07%          31.61%          29.92%          33.71%

(4) The efficiency ratio, which represents a non-GAAP measure, is defined as the ratio of non-interest expense net of amortization of identifiable intangibles, manufactured housing recourse settlement and merger expenses to net interest income on a tax equivalent basis and other non-interest income net of securities gains/(losses), (temporary impairment)/recovery on mortgage servicing rights and trading losses on derivative instruments.